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                                                                     EXHIBIT 4.1
                        GENEREX BIOTECHNOLOGY CORPORATION
                          33 Harbour Square, Suite 202
                                Toronto, Ontario
                                 Canada M5J 2G2





June 7, 2005

CRANSHIRE CAPITAL, L.P.
666 Dundee Road, Suite 1901
Northbrook, Illinois
USA 60062


Dear Sirs:

RE: GENEREX BIOTECHNOLOGY CORPORATION
    - PROMISSORY NOTE & AGREEMENT DATED MARCH 28, 2005

We make reference to the Promissory Note & Agreement (the "Note") dated March 28, 2005 in the principal amount of Five Hundred Thousand Dollars ($500,000) executed and delivered by Generex Biotechnology Corporation (the "Borrower") in favour of Cranshire Capital, L.P. (the "Holder").

We hereby confirm the mutual agreement of the Borrower and the Holder to amend the terms of the Note by extending the interest payment date and the maturity date thereof from May 15, 2005 to JULY 22, 2005.

We hereby further confirm that, in consideration for the Holder's agreement to the foregoing amendment of the Note, the Borrower will forthwith issue to the Holder a warrant (the "Amendment Warrant") to purchase an aggregate of 1,219,512 shares of the Borrower's common stock (the "Amendment Warrant Shares") at a per-share price of Eighty Two Cents ($0.82), such warrant to expire on June 7, 2010.

From and after the date hereof, the term "Warrant" in the Note will be deemed to include the Amendment Warrant, and the term "Warrant Shares" in the Note will be deemed to include the Amendment Warrant Shares.

continued.......................................................................


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In all other respects, the Note will remain in full force and effect and unamended.

Yours truly,

GENEREX BIOTECHNOLOGY CORPORATION


/s/ Rose C. Perri
-------------------------
Rose C. Perri
Chief Financial Officer

AGREED.

CRANSHIRE CAPITAL, L.P.


/s/ Lawrence A. Prosser
-------------------------------------------------
Lawrence A. Prosser
Chief Financial Officer - Downsview Capital, Inc.
The General Partner



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